Exhibit 10.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made this 16th day of August, 2006, by and between MAGYAR BANK, a New Jersey state chartered savings bank (“Bank”) and MAGBANK INVESTMENT COMPANY, a New Jersey Corporation (“MagBank Investment”).

W I T N E S S E T H:

WHEREAS, Bank hereby wishes to contribute to MagBank Investment certain assets identified in this Agreement in exchange for shares of stock in MagBank Investment.

NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties agree as follows:

1.     Contribution to MagBank Investment. Bank hereby contributes to MagBank Investment the assets identified on Exhibit A attached hereto, valued in the amount of $34,968,000, in exchange for 100 shares of stock in MagBank Investment represented by share certificate number 1.

2.    Acceptance by MagBank Investment. MagBank Investment accepts from Bank the assets identified on Exhibit A.

3.     Governing Law. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey.

4.     Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements with respect thereto. This Agreement may not be amended or modified without the written consent of each party hereto.

5.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. For purposes of the execution of this Agreement by the parties, a facsimile signature by any party shall be deemed an original signature of such party.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties hereto as of the day and year first above written.

MAGYAR BANK

By:	/s/ Elizabeth E. Hance
Elizabeth E. Hance
President and Chief Executive Officer

MAGBANK INVESTMENT COMPANY

By:	/s/ Jon R. Ansari
Jon R. Ansari
Treasurer and Senior Vice President